Exhibit 2

DEALER MANAGER AGREEMENT

November 13, 2012

BNP PARIBAS SECURITIES CORP.
787 Seventh Avenue
New York, New York 10019
United States of America

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013
United States of America

Ladies and Gentlemen:

1. Offer.  The Republic of Uruguay (the “Republic”) plans to make an invitation (the “Offer”) to holders of certain outstanding bonds of the Republic as set forth on Schedule I hereto (collectively, the “Eligible Bonds”) to submit offers to exchange Eligible Bonds for the Republic’s USD Bonds due 2045 (the “2045 Bonds”) on the terms and subject to the conditions set forth in this agreement (this “Agreement”) and the prospectus supplement dated as of November 13, 2012 (the “Prospectus Supplement”).  The 2045 Bonds will be issued pursuant to the Indenture, dated as of May 29, 2003, as supplemented prior to the Settlement Date (as defined below) (the “Indenture”), among the Republic, Banco Central del Uruguay (“Banco Central”), as the Republic’s financial agent, and the trustee named therein.  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Prospectus Supplement.

The Base Prospectus (as defined in Section 8(a) below) together with the Prospectus Supplement in the form in which it shall be first filed with the Commission pursuant to Rule 424(b) is hereinafter referred to as the “Prospectus;” any reference to the Prospectus Supplement or the Base Prospectus, as amended or supplemented, shall be deemed to refer as appropriate to such Prospectus Supplement or Base Prospectus as amended or supplemented to be related to the Offer as first filed with the Commission pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed with the Commission, under the United States Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference in the Prospectus.

2. Appointment as Dealer Managers.  The Republic hereby appoints you as exclusive Dealer Managers (the “Dealer Managers”) in connection with the Offer, and authorizes you to act as such on its behalf in the jurisdictions identified in Schedule II hereto, in accordance with this Agreement and the Prospectus.  Subject to the terms of this Agreement and the Prospectus and compliance with applicable law, you agree to (1) advise the Republic with respect to the terms and timing of the Offer and assist the Republic in preparing any Prospectus, (2) use your best efforts to solicit tenders of Eligible Bonds pursuant to the Offer (the “Tenders”), (3) communicate with brokers, dealers, commercial banks, trust companies and holders of the Eligible Bonds (the “Holders”) with respect to the Offer and (4) perform the duties assigned to you in the Prospectus.

The Republic acknowledges that, in the course of providing their services hereunder, the Dealer Managers may retain the services of one or more of its global affiliates to perform certain services to be performed by the Dealer Managers hereunder, including the jurisdictions in Schedule II hereto, in which case each Dealer Manager shall be responsible for the performance of its affiliates.  In the event of any such retention, the Republic shall, if and to the extent requested by each Dealer Manager, pay a portion of the fees payable to such Dealer Manager hereunder to the relevant affiliate performing such services in accordance with the terms of this Agreement.

3. No Liability for Acts of Dealers, Commercial Banks and Trust Companies.  Neither the Dealer Managers nor any of their respective affiliates shall have any liability (in tort, contract or otherwise) to the Republic or any other person asserting claims on behalf of or in right of the Republic for any act or omission on the part of any broker or dealer in securities (each, a “Dealer”) (other than yourselves) or any commercial bank or trust company that solicits Tenders, and neither you nor any of your affiliates shall have any liability (in tort, contract or otherwise) to the Republic or any other person asserting claims on behalf of or in right of the Republic for any losses, claims, damages or liabilities arising in connection with the solicitation of Tenders pursuant to the Offer, except for any such losses, claims, damages or liabilities incurred by the Republic or any other person asserting claims on behalf of or in right of the Republic that are attributable to the Dealer Managers’ or any of their respective affiliates’ bad faith, gross negligence, or willful misconduct in performing the services that are the subject of this Agreement.  In soliciting or obtaining Tenders, you, as Dealer Managers, shall act as an independent contractor, and no Dealer, commercial bank or trust company is to be deemed to be acting as your agent or the agent of the Republic, and neither you, as Dealer Managers nor any of your respective affiliates, shall be deemed an agent of the Republic, any Dealer, commercial bank or trust company or any other person.

4. The Prospectus.  (a) Subject to applicable law, the Republic authorizes you to use, and agrees to furnish you with as many copies as you may reasonably request of, the Prospectus, any issuer free writing prospectuses as defined in Rule 433 under the Securities Act relating to the Offer (each, an “Issuer Free Writing Prospectus”), if any, to be filed with the United States Securities and Exchange Commission (the “Commission”) prior to the Settlement Date, any other free writing prospectus as defined in Rule 405 under the Securities Act relating to the Offer (each a “Free Writing Prospectus”) that the parties hereto shall hereafter agree in writing to treat as part of the Prospectus.  Subject to applicable law, the Republic shall instruct the Information and Exchange Agent (as defined herein) to make available (or distribute through any means as mutually agreed with the Dealer Managers) to each registered Holder of any Eligible Bonds, as soon as practicable, copies of the Prospectus and any amendments and supplements thereto.  Thereafter, to the extent practicable until the Expiration Date, the Republic shall use its best efforts to cause copies of such materials to be made available (or distributed through any means as mutually agreed with the Dealer Managers) to each person who becomes a Holder of record of any Eligible Bond, upon request by such Holder, in each case subject to applicable law.

(b) The Republic shall not amend or supplement the Prospectus, or file, use or publish any such amendment or supplement or other offering materials for use in connection with the Offer or the results of the Offer, or refer to the Dealer Managers in any such material (except in each case for any announcements or notices required by applicable law, rules or regulations), without the Dealer Managers’ prior written consent, which consent shall not be unreasonably withheld.  You shall not prepare or approve any other material for use with any third party in connection with the Offer, without the Republic’s consent, which consent shall not be unreasonably withheld.

(c) The Republic will advise you promptly of (i) the occurrence after the date hereof of any event which could cause the Republic to withdraw or terminate the Offer or would permit the Republic to exercise the right not to exchange or purchase the Eligible Bonds tendered pursuant to the Offer or not to issue the 2045 Bonds, (ii) any requirement after the date hereof to amend or supplement any Prospectus, (iii) the issuance after the date hereof of any communication, comment or order by the Commission (and, if in writing, will furnish a copy thereof) and (iv) any other information relating to the Offer which you may from time to time reasonably request in the performance of your duties hereunder.

(d) The Republic agrees (i) to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus or any amendment or supplement thereto, of the suspension of the qualification of the 2045 Bonds for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for amending or supplementing of the Registration Statement (as defined below), the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or any amendment or supplement thereto or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and (ii) promptly from time to time prior to the Expiration Date, and, if required in your reasonable judgment, after the Expiration Date, to take such action as you may reasonably request to qualify the Offer and the 2045 Bonds for offering and sale under the Blue Sky or investment laws of such jurisdictions in the United States as you may reasonably request and to comply with such laws so as to permit the continuance of the Offer and sales and dealings in the 2045 Bonds in such jurisdictions for as long as may be necessary to complete the Offer, provided that in connection therewith the Republic shall not be required to file a general consent to service of process in any jurisdiction.

(e) The Republic agrees, if the delivery of a prospectus is required by law at any time prior to the expiration of 120 days after the time of issue of the Prospectus in connection with the offering or sale of the 2045 Bonds and if at such time any event relating to or affecting the Republic shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act or any applicable law, to notify you and upon your request to prepare and furnish without charge to the Dealer Managers and to any dealer in securities named by the Dealer Managers as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.  In case you are required to deliver a prospectus in connection with sales of any of the 2045 Bonds at any time 120 days or more after the time of issue of the Prospectus, upon your request but at your expense, the Republic agrees to prepare and deliver to you as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

5. Compensation.  (a) In consideration of services provided hereunder as Dealer Managers, the Republic shall pay the Dealer Managers a fee in U.S. dollars equal to 0.095% of the aggregate principal amount of 2045 Bonds issued pursuant to the Offer.

(b) All fees payable to the Dealer Managers hereunder shall be payable by the Republic to the Dealer Managers in U.S. dollars in same day funds through a money transfer to an account or accounts to be designated in writing by the Dealer Managers, and free and clear of any and all withholding or other similar taxes imposed by the Republic and without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld, assessed by or within the Republic or any authority therein or thereof having power to tax; if any such taxes are payable, the fees payable hereunder shall be increased so that the amount paid shall be equal to the amount that would have been payable had such taxes not been applicable.

6. Expenses.  (a) Subject to Section 10 hereof, the Republic agrees to pay (a) the fees and expenses of Uruguayan, United States and English counsel to the Republic and Banco Central in connection with the issuance of the 2045 Bonds and all other fees and expenses (or reimbursements to the Dealer Managers and its affiliates, as the case may be) in connection with the preparation and filing, if applicable, of the Prospectus Supplement and the Disclosure Package (as defined in Section 8(c)) relating to the Offer (b) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel for such parties), (c) the fees and costs incurred in connection with obtaining ratings of the 2045 Bonds from rating agencies, (d) the fees and expenses incurred in connection with the review and qualification of the offering of the 2045 Bonds by the Financial Industry Regulatory Authority, Inc. (e) the costs of producing any blue sky memorandum or jurisdictional survey in connection with the qualification of the 2045 Bonds for offer and sale under state and securities law (including fees and disbursements of counsel for the Dealer Managers and its affiliates in connection with the blue sky memorandum or the jurisdictional survey), (f) the Republic’s costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offer, (g) all listing fees incurred in connection with the clearance of the 2045 Bonds for book-entry transfer through DTC, Euroclear and Clearstream, Luxembourg, (h) the fees and expenses incurred in listing the 2045 Bonds on the London Stock Exchange, and (i) its out-of-pocket expenses.  The Dealer Managers agree to pay (a) the fees and expenses of Uruguayan and United States counsel to the Dealer Managers and its affiliates in connection with the Offer, (b) the costs of tombstones, if any, (c) the fees payable to Bondholder Communications Group, LLC in connection with the Offer, (d) their out-of-pocket expenses, including any expenses associated with the due diligence review conducted by the Dealer Managers and its affiliates, and (e) the Dealer Managers’ costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offer.

(b) Expenses incurred in connection with the Offer shall be payable by the Republic to the Dealer Managers in U.S. dollars in same day funds through a money transfer to an account or accounts to be designated in writing by the Dealer Managers, and free and clear of any and all withholding or other similar taxes imposed by the Republic and without withholding or deduction for, or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld, or assessed by or within the Republic or any authority therein or thereof having power to tax; if any such taxes are payable, the expenses payable hereunder shall be increased so that the amount paid shall be equal to the amount that would have been payable had such taxes not been applicable.

7. Agents; Securityholder Lists.  (a)  Bondholder Communications Group, LLC has been appointed to serve as Information and Exchange Agent (the “Information and Exchange Agent”) and The Bank of New York Mellon (Luxembourg S.A.) has been appointed to serve as Luxembourg Exchange Agent (the “Luxembourg Exchange Agent”, and together with the Information and Exchange Agent, the “Agents”) in connection with the Offer pursuant to agency agreements (the “Agency Agreements”).  You are authorized to communicate directly with the Agents (and any other information agent, exchange agent or depositary designated or retained by the Republic) with respect to matters relating to the Offer.  Any fees and expenses payable to the Agents shall be borne by the Dealer Managers.

(b) The Republic agrees to furnish to you, to the extent the same is available to the Republic, or to instruct the trustee or registrars for the Eligible Bonds to furnish to you, cards or lists or copies thereof showing the names and addresses of, and principal amounts of Eligible Bonds held by, the registered holders of such Eligible Bonds as of a recent date, and shall include a provision in its agreement with the Agents to inform you orally and in writing of any such other information as you may reasonably request in connection with your services hereunder.  You agree to use such information only in connection with the Offer and not to furnish such information to any other person except in connection with the Offer.

8. Representations, Warranties and Covenants of the Republic.  The Republic represents, warrants and covenants to you that:

(a) As of the date the Offer is commenced (the “Commencement Date”), as of the time and date the Offer expires (the “Expiration Date”) and as of the date the 2045 Bonds are issued and settled (the “Settlement Date”), the Republic meets the requirements for use of Schedule B under the Securities Act.  The Republic has filed with the Commission registration statements under Schedule B (No. 333-151351 and No. 333-175764) covering the registration of debt securities and warrants, including the 2045 Bonds under the Securities Act and including the related basic prospectus (in the form most recently filed with the Commission or prior to the date hereof, the “Base Prospectus”) and each of such registration statements has become effective, as amended as of the date and time of this Agreement.  Each of such registration statements together with the Base Prospectus constituting a part thereof, any prospectus supplement relating to the 2045 Bonds and all documents incorporated by reference thereto, as amended from time to time, meets the requirements set forth in Release No. 33-6424 and Schedule B under the Securities Act.  The Republic proposes to file with the Commission, pursuant to Rule 424(b) under the Securities Act, the Prospectus Supplement and has previously advised the Dealer Managers of all other information (financial, statistical and other), if any, with respect to the Republic to be set forth therein.  Such registration statements together (including the Base Prospectus and any documents incorporated by reference in such registration statements), as amended as of the date hereof, including the exhibits thereto and all documents incorporated by reference in the prospectuses contained therein, if any, at the date and time it became effective (the “Effective Time”), is hereinafter referred to as the “Registration Statement.”

(b) As of the Commencement Date, the Expiration Date and the Settlement Date, the Registration Statement and the Prospectus, as amended or supplemented, complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the time of its effectiveness, and as of the Expiration Date and the Settlement Date, as amended and supplemented, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as amended or supplemented, as of the Commencement Date, the Expiration Date and the Settlement Date, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by the Dealer Managers specifically for use in the Registration Statement or the Prospectus, as amended or supplemented with respect to the Offer, it being understood and agreed that the only information furnished by you as Dealer Managers consists of information set forth in the third, fourth, and fifth paragraphs under the caption “Plan of Distribution” of the Prospectus Supplement.

(c) The Disclosure Package (as defined below), at the Expiration Date, when taken as a whole, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information furnished in writing to the Republic by the Dealer Managers specifically for use therein.  For purposes of this agreement (i) the Prospectus, as amended and supplemented as of the Expiration Date, (ii) any Issuer Free Writing Prospectus, if any, to be filed with the Commission prior to the Settlement Date, (iii) any press release to be issued by the Republic relating to the Offer, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of this Disclosure Package, taken as a whole, used on or before the Expiration Date, are hereinafter referred to as the “Disclosure Package.”

(d) As of the Settlement Date, the Republic shall have filed an application with the UK Listing Authority (the “UKLA Document”) and, upon approval by the UK Listing Authority, the UKLA Document will contain all particulars and information required by, and the publication of the UKLA Document will comply with the rules made by the UK Listing Authority under Part VI of the Financial Services and Markets Act 2000, as amended.  By the Settlement Date, the Republic shall have made an application for admission for trading of the 2045 Bonds on the London Stock Exchange.

(e) The Prospectus complies and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the United States federal securities laws and the laws of those jurisdictions set forth in Schedule II in which you are authorized to make offers pursuant to this Agreement, and the Prospectus (as amended or supplemented, if amended or supplemented), including any information incorporated by reference therein, as of the Commencement Date, the Expiration Date and the Settlement Date, do not contain and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Republic by you or the Agents expressly for use in the Prospectus.

(f) The Republic has, or had, as the case may be, full power and authority to execute and deliver each of this Agreement, the Indenture and the 2045 Bonds (collectively, the “Agreements”) and all other documents and instruments to be executed and delivered by the Republic hereunder and thereunder, to incur the obligations to be incurred by it as provided herein or therein, and to perform and observe the provisions hereof and thereof on its part to be performed or observed and to issue and sell the 2045 Bonds and to perform the terms thereof.

(g) The execution and delivery of this Agreement and all other documents to be executed and delivered by the Republic hereunder have been duly authorized and have been or will be duly executed and delivered by the Republic, and this Agreement constitutes the valid and legally binding agreement of the Republic enforceable against the Republic in accordance with its terms, subject, as to Section 10 of this Agreement, to any limitations imposed by the securities laws of any applicable jurisdiction.

(h) The 2045 Bonds have been duly authorized, and, when issued, authenticated and delivered pursuant to the Offer and the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Republic entitled to the benefits of the Indenture.

(i) The Indenture has been duly authorized and executed on behalf of the Republic and constitutes a valid and legally binding obligation of the Republic, enforceable against the Republic in accordance with its terms.

(j) The 2045 Bonds will conform to the descriptions thereof contained in the Prospectus, as amended and supplemented with respect to the Offer, and taken as a whole the statements made under the captions “Description of the Securities” and “Description of the Bonds” in the Base Prospectus and the Prospectus Supplement, respectively, insofar as they purport to summarize the terms of the 2045 Bonds, constitute accurate, complete and fair summaries of such terms.

(k) No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in the Republic or in the jurisdictions set forth in Schedule I (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of this Agreement and the 2045 Bonds by the Republic, or for the issue, exchange, delivery and performance of the 2045 Bonds as contemplated herein and in the Registration Statement, the consummation of the other transactions contemplated by the Agreements and the compliance by the Republic with the terms of the Agreements, or for the validity or enforceability of the Agreements, against the Republic, except for Decree No. 357/012 dated November 13, 2012 (the “Decree”) of the Executive Power of the Republic, and Resolution dated November 13, 2012 of the Minister of Economy and Finance (the “Resolution”) approving, among other things, the terms of the Offer and the execution and delivery of this Agreement, which have been duly obtained and are in full force and effect on the Commencement Date and will be in full force and effect on the Settlement Date.

(l) The execution, delivery and performance of this Agreement and the Indenture, the issuance, sale and delivery of the 2045 Bonds, and the consummation of the other transactions contemplated hereunder and thereunder (and compliance with the terms hereof and thereof) do not and will not (i) conflict with or result in a breach of any provision of the Constitution of the Republic (the “Constitution”), any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any fiscal agency agreement, trust deed, mortgage or other agreement to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective properties or assets are bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets.  As used herein, the term “National Governmental Agency” means any autonomous entity subject to Chapter I of Section XI of the Constitution.

(m) When duly issued and authenticated, the 2045 Bonds will be the direct, unconditional and unsecured obligations of the Republic; the full faith and credit of the Republic has been pledged for the due and punctual payment of amounts due in respect of the 2045 Bonds and the performance of the covenants therein contained; the 2045 Bonds will rank pari passu, without any preference one over the other among themselves; and the payment obligations of the Republic under the 2045 Bonds will at all times rank at least equal in priority of payment and in all other respects with all other Foreign Debt (as defined in the 2045 Bonds) of the Republic.

(n) Other than as set forth in the Registration Statement, the Disclosure Package or the Prospectus, there are no pending or, to the best knowledge of the Republic after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would individually or in the aggregate have a material adverse effect on the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Offer or the Agreements, or which are otherwise material in the context of the issue of the 2045 Bonds.

(o) There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements (except for court fees and taxes incurred in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder, and it is not necessary that the Agreements or the 2045 Bonds be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for court fees and taxes incurred in connection with enforcement proceedings).

(p) Other than as permitted by Regulation M under the Securities Exchange Act of 1934, as amended, neither the Republic nor any person acting on its behalf has taken, directly or indirectly, any action which might reasonably be expected to cause or result in stabilization of the price of any security of the Republic to facilitate the Offer or the exchange or resale of the 2045 Bonds; provided, however, that no representation or warranty is given by the Republic with respect to any of your actions as Dealer Managers.

(q) After being translated into Spanish by an official translator, this Agreement and the 2045 Bonds, upon execution, issuance and delivery thereof, will be in proper legal form under the laws of the Republic for the enforcement thereof against the Republic under such laws.

(r) The Republic agrees that, during the period beginning from the Commencement Date and continuing to and including the Settlement Date, it will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Republic, guaranteed by the Republic or of any agency or enterprise controlled by the Republic that are substantially similar to the 2045 Bonds, are denominated in U.S. dollars or Uruguayan pesos, are to be placed outside the Republic and that mature more than one year after the Settlement Date, without your prior written consent.  The Republic will cause the Eligible Bonds (which are acquired by it pursuant to the Offer) to be cancelled in accordance with their terms.

(s) The execution, delivery and performance of the Agreements and the other documents referred to therein, and the exchange of the 2045 Bonds and the performance of the terms thereof by the Republic, constitute private and commercial acts rather than public or governmental acts.  Under the laws of the Republic, except as described in the Registration Statement, the Disclosure Package or the Prospectus, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise).  The waiver of immunity by the Republic contained in Section 13 hereof, Section 9.7 of the Indenture and to be included in the terms and conditions of the 2045 Bonds, and the indemnification and contribution provisions contained in Section 10 hereof, do not conflict with Uruguayan law or public policy.

(t) The Republic is a member of the International Monetary Fund.

(u) It is not necessary under the laws of the Republic that the Dealer Managers be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of this Agreement, and the Dealer Managers will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of this Agreement.

(v) No event has occurred and is continuing or circumstance has arisen which, had the 2045 Bonds already been issued, would (with the giving of notice and/or the passage of time) constitute an event of default under the 2045 Bonds described under the captions “Description of the Securities—Debt Securities—Events of Default” in the Base Prospectus.

(w) Under currently existing law, all payments made in respect of the 2045 Bonds will be free and exempt from any and all taxes, duties or other governmental charges of whatever nature of the Republic, except to the extent that such 2045 Bonds or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such 2045 Bonds or receiving payments thereon, all payments on the 2045 Bonds will be made by the Republic without withholding or deduction for or on account of any and all taxes, duties, assessments or other governmental charges of whatever nature imposed by the Republic or any political subdivision or taxing authority thereof or therein having power to tax, unless the Republic is compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges, and, in such event, the Republic shall pay Additional Amounts (as defined in the Indenture) to the extent provided in the Indenture; and the Dealer Managers are not subject to any taxes, duties or other charges imposed by the Republic or any political subdivision or taxing authority thereof or therein with respect to payments received by the Dealer Managers hereunder solely by reason of entering into this Agreement or receiving payments hereunder.

(x) Unless each of the conditions set forth in Section 9 below to be satisfied on the Expiration Date shall have been satisfied or waived, the Republic will not announce the acceptance of any Tender without giving prior notice to the Dealer Managers.

(y) The Republic will notify the Dealer Managers promptly if at any time prior to the Settlement Date anything occurs which renders or may render untrue or incorrect in any material respect any of the representations and warranties contained in this Section 8 and will forthwith take such steps as the Dealer Managers may reasonably require to remedy and/or publicize the fact.

(z) The statements with respect to matters of Uruguayan law set forth in the Prospectus are correct in all material respects.

(aa) The Republic has made or will make any arrangements necessary to be made by it to permit settlement to occur through the clearing systems contemplated by the Offer.

(bb) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any event that would reasonably be expected to result in a prospective material adverse change, in the financial, economic or fiscal condition of the Republic, otherwise than as set forth in or contemplated in the Disclosure Package.  Other than as set forth in the Disclosure Package, the Republic is not in default in the payment of principal, interest or any other amount owing on any obligation in respect of indebtedness for money borrowed and the Republic has not received any notice of default or acceleration with respect to any obligation in respect of indebtedness for money borrowed, in each case or in the aggregate, which would have a material adverse effect on the financial, economic or fiscal condition of the Republic or its ability to perform its obligations under this Agreement, the Offer, the Indenture, or the 2045 Bonds or which is otherwise material to the rights of the holders of the 2045 Bonds.

9.Conditions Precedent.  The Dealer Managers shall, by notice to the Republic (and in the case of paragraph (m) below, only after consultation with the Republic), be entitled to withdraw as Dealer Managers in connection with the Offer at any time if any of the conditions set forth in this Section 9 is not met, has not been satisfied or waived by the Dealer Managers and cannot be satisfied on or before the Expiration Date, or the Settlement Date, as applicable, and the obligations of the Dealer Managers hereunder shall at all times be subject, in its discretion, to the conditions that:

(a) All representations and warranties and other statements of the Republic contained herein are now, and at all times during the Offer and until the Settlement Date will be, true and correct in all material respects.

(b) The Republic at all times during the Offer shall have performed all of its respective obligations hereunder theretofore required to have been performed.

(c) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall be in effect on the Commencement Date, the Announcement Date, the Expiration Date and the Settlement Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Commencement Date, the Announcement Date, the Expiration Date, and the Settlement Date and the Dealer Managers shall have received, on each of the Commencement Date and the Settlement Date, certificates dated, respectively, the Commencement Date and the Settlement Date and signed by a duly authorized officer of the Republic to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Republic, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(d) On each of the Commencement Date and the Settlement Date, Shearman & Sterling LLP, your United States counsel, shall have furnished to you, as Dealer Managers, such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of the Agreements, the Registration Statement, the Disclosure Package and the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.  In rendering their opinions, Shearman & Sterling LLP may rely as to all matters of Uruguayan law upon the opinions referred to in paragraphs (e) and (f) of this Section 9.

(e) On each of the Commencement Date and the Settlement Date, Guyer & Regules, your Uruguayan counsel, shall have furnished to you, as Dealer Managers, such written opinion or opinions, dated the respective date of delivery thereof, with respect to the validity of the Agreements, the Registration Statement and the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.  In rendering such opinion, such counsel may rely as to all matters of United States Federal and New York law upon the opinion of Shearman & Sterling LLP referred to in paragraph (d) of this Section 9.

(f) On each of the Commencement Date and the Settlement Date, Counsel to the Republic shall have furnished to you her written opinion, dated the respective date of delivery thereof in substantially the form of Annex I attached hereto.  In rendering such opinion, such counsel may state that his opinion is limited to matters of Uruguayan law and may rely as to all matters of United States federal and New York law upon the opinion of Cleary Gottlieb Steen & Hamilton LLP referred to in paragraph (g) of this Section 9.

(g) On each of the Commencement Date and the Settlement Date, Cleary Gottlieb Steen & Hamilton LLP United States counsel for the Republic and Banco Central, shall have furnished to you their written opinions, dated the respective date of delivery thereof in substantially the form of Annex II attached hereto.  In rendering such opinions, such counsel may state that their opinions are limited to the federal laws of the United States and the laws of the State of New York and may rely as to all matters of Uruguayan law upon the opinions of Counsel to the Republic, referred to in paragraph (f) of this Section 9.

(h) On or prior to the Settlement Date, there will have been delivered to you as Dealer Managers (i) certified copies of the Decree, together with a certified English translation thereof, and (ii) certified copies, together with certified English translations thereof, of all approvals, authorizations, consents and orders required for the issuance and exchange of the 2045 Bonds and the execution of this Agreement and the Decree, and all such approvals, authorizations, consents and orders shall be in full force and effect.

(i) On each of the Commencement Date and the Settlement Date, there will have been delivered to you as Dealer Managers certificates of duly authorized officials of the Republic, dated the Commencement Date and the Settlement Date, to the following effect (x) the representations and warranties of the Republic in this Agreement are true and correct in all material respects with the same effect as though such representations and warranties had been made at and as of the respective date of such certificate (other than such representations and warranties which are made as of a specified date), (y) the Republic has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the respective date of such certificate and (z) no proceeding has been initiated, or to the best of his or her knowledge, threatened, to restrain or enjoin the Offer or the issuance or delivery of the 2045 Bonds by the Republic pursuant to the Offer or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the Offer will be effected or pursuant to which the 2045 Bonds will be issued or to question the validity of the Offer or the 2045 Bonds and none of said laws, proceedings, directives, resolutions, approvals, consents or orders has been repealed, revoked or rescinded in whole or in part.

(j) On or prior to the Settlement Date, there shall have been delivered to you as Dealer Managers, in form and substance satisfactory to you, certificates of duly authorized officials of the Republic as to the authority, incumbency and specimen signatures of the persons who have executed or will execute this Agreement, the 2045 Bonds and the other instruments and documents to be executed and delivered hereunder and thereunder by the Republic as the case may be, and such other documents, opinions and certificates as you or your counsel may reasonably require.

(k) The Republic shall have furnished to you on the Settlement Date a certificate in English, dated the date of delivery, to the effect that as of its effective date, the Registration Statement and any further amendment or supplement thereto, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; that, as of the Expiration Date, the Disclosure Package and any further amendment or supplement thereto made by the Republic do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Prospectus and any further amendment or supplement thereto made by the Republic do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and that all statistical information in the Registration Statement and any further amendment or supplement thereto is presented on a basis consistent with public official documents of the Republic; provided, however, that the foregoing certification shall not apply to the statements in or omissions from the Registration Statement, the Disclosure Package taken as a whole with the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Republic in writing by you expressly for use in the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto.

(l) Subsequent to the execution and delivery of this Agreement and on or prior to the Commencement Date or the Settlement Date there shall not have occurred any of the following:  (i) in the opinion of the Dealer Managers, a change in Uruguayan, United States or international financial, political or economic conditions as would in the Dealer Managers’ reasonable judgment be likely to prejudice materially the success of the Offer; (ii) a suspension or material limitation of trading in (a) securities generally on the New York Stock Exchange or the London Stock Exchange or (b) the debt securities of the Republic in the United States; (iii) a major disruption in the settlement or clearance of debt securities services in the United States and such event shall continue until at least the business day preceding the Settlement Date; or (iv) a banking moratorium declared by either Federal or New York state or Uruguayan authorities and any such event shall make it impractical to proceed with the Offer.

(m) The Republic shall have furnished to the Dealer Managers on the Settlement Date such further information, certificates and documents and agreements as the Dealer Managers may reasonably request.

(n) On the Settlement Date, the Republic shall tender the 2045 Bonds for delivery.

The Dealer Managers may waive at their sole discretion and upon terms as they deem appropriate any of the conditions set forth above.

10. Indemnification.  (a)  The Republic agrees that it will indemnify and hold harmless each Dealer Manager and each of its respective affiliates, and individually each of their respective directors, officers, employees and controlling persons from and against any and all losses, liabilities, costs, claims, actions, demands, damages, expenses (including reasonable attorneys’ fees and expenses) which any of them may incur or which may be made against any of them, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, in the Prospectus or in any amendment thereof or supplement thereto, in the Disclosure Package or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Republic will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Republic by or on behalf of such Dealer Manager specifically for inclusion therein, it being understood and agreed that the only information furnished by each Dealer Manager consists of information set forth in the third, fourth and fifth paragraphs under the caption “Plan of Distribution” of the Prospectus Supplement.

(b) Each Dealer Manager, severally and not jointly, agrees to indemnify and hold harmless the Republic and each of its officials, including its authorized representative in the United States, who signs the Registration Statement, against any and all losses, liabilities, claims, damages and expenses (as incurred) to which any of them may become subject, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or in the Disclosure Package and Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon or in conformity with written information furnished to the Republic by or on behalf of the Dealer Managers specifically for use in the preparation of the documents referred to in paragraph (a) above.  This indemnity agreement will be in addition to any liability which each Dealer Manager may otherwise have.

(c) If any action, proceeding (including any governmental investigation), claim or demand shall be brought or asserted against an indemnified party in respect of which indemnity is to be sought against the indemnifying party under this Section 10, the indemnified party shall promptly notify the indemnifying party in writing and the indemnifying party, upon request of such indemnified party, shall retain counsel reasonably satisfactory to such indemnified party to represent such indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding.  In such proceeding, the indemnified party shall have the right to retain counsel of its own choice to represent it in connection with such action, claim or demand, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  With respect to any indemnification claim under Section 10(a) hereof, any such firm shall be designated in writing by the Dealer Managers.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.  The indemnifying party shall not, without the written consent (such consent not to be unreasonably withheld) of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 10 is for any reason held by a court to be unavailable in accordance with its terms, the Republic, on one hand, and the Dealer Managers, on the other hand, shall contribute to the aggregate losses, liabilities, costs, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Republic, on one hand, and the Dealer Managers, on the other hand, in such proportions so that each Dealer Manager is responsible for that portion represented by the percentage that the amount referred to in Section 5(a) hereof bears to the aggregate principal amount of 2045 Bonds to be issued pursuant to the Offer and Eligible Bonds acquired by the Republic pursuant to the Offer, and the Republic is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Notwithstanding the foregoing, each Dealer Manager shall not be required to contribute any amount in excess of the amount paid to such Dealer Manager pursuant to Section 5(a) hereof.  For purposes of this paragraph (d), each director, officer, employee and controlling person of each Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Dealer Manager and each official of the Republic who signs the Registration Statement shall have the same rights to contribution as the Republic.  Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have other than under this paragraph (d).

11. Termination and Survival of Certain Provisions.  (a)  This Agreement may be terminated (i) by you (A) upon a withdrawal by you as Dealer Managers under the terms hereof or (B) if the Republic determines to terminate or withdraw the Offer prior to consummation thereof or (ii) by the Republic if it determines to terminate or withdraw the Offer prior to consummation thereof.

(b) The indemnity and contribution agreements contained in Section 10 hereof, the expense reimbursement agreements contained in Section 6 hereof, the fee agreement contained in Section 5 hereof (to the extent that the transactions contemplated hereby have been consummated) and the representations and warranties of the Republic set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any failure to commence, or the withdrawal, rescission, termination or consummation of, the Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any indemnified party and (iii) the completion of your services hereunder.

12. Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by mail or facsimile transmission, to the parties hereto as follows:

(1)	If to you:

BNP PARIBAS SECURITIES CORP.
787 Seventh Avenue
New York, New York 10019
United States of America
(888) 210-4358 (Toll-Free)
(212) 841-3059 (Collect)
Attention: Liability Management Group

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013
United States of America
Fax No: 212-816-7912
Attention: General Counsel

(2)    If to the Republic:

República Oriental del Uruguay
Ministerio de Economía y Finanzas
Colonia 1089
Piso 3 11100 Montevideo
República Oriental del Uruguay
Attention:  Unidad de Gestión de Deuda
Facsimile No.:  (598) 2-1712-2212

13. Governing Law; Consent to Jurisdiction; Waiver of Sovereign Immunities.  (a)  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b) The Republic hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, the City of New York, and any appellate court, in any action or proceeding arising out of or relating to this Agreement, and the Republic hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court.  The Republic hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic.  The Republic hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the Commencement Date at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in the Borough of Manhattan, the City of New York.  Such service may be made by mailing or delivering a copy of such process to the Republic, in care of the Process Agent at the address specified above for the Process Agent and the Republic hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.  As an alternative method of service, the Republic also irrevocably consents to the service of any and all process in any such action or proceeding in such New York state or federal court sitting in the Borough of Manhattan, the City of New York by the mailing of copies of such process to itself at its address specified in Section 12 hereof.

(c) Nothing in this Section 13 shall affect the right of each Dealer Manager to serve legal process in any other manner permitted by law or affect the right of such Dealer Manager to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

(d) To the extent that the Republic has or hereafter may acquire or have attributed to it any immunity under any law (other than the laws of the Republic) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Republic hereby irrevocably waives such immunity in respect of its obligations under this Agreement.  To the extent that the Republic has or hereafter may have any immunity under the laws of the Republic (i) from jurisdiction of any court, (ii) from any legal process in the courts of the Republic (other than immunity from attachment prior to judgment and attachment in aid of execution), or (iii) from any legal process in any court other than a court of the Republic, whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise, with respect to itself or its property, the Republic hereby irrevocably waives such immunity to the fullest extent permitted by the laws of the Republic, in respect of its obligations under this Agreement.  Without limiting the generality of the foregoing, the Republic agrees that the waivers set forth in this subsection (d) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.  Notwithstanding the foregoing, the Republic hereby reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act of 1976 with respect to actions brought against the Republic under U.S. federal securities laws or any state securities laws.

(e) The Republic hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to this Agreement, the posting of any bond or the furnishing, directly or indirectly, of any other security.

(f) Any action arising out of or based on this Agreement may be instituted by each Dealer Manager in any competent court in the Republic.

14. Judgment Currency.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than U.S. dollars, the Republic will indemnify each Dealer Manager against any loss incurred by such Dealer Manager as a result of any variation as between (a) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which such Dealer Manager is able to purchase U.S. dollars with the amount of judgment currency actually received by such Dealer Manager on the business day following the receipt of payment on such judgment or order.  The foregoing indemnity shall constitute a separate and independent obligation of the Republic and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into U.S. dollars.

15. Severability.  If any provision hereof shall be determined to be invalid, illegal or unenforceable in any respect, such determination shall not affect any other provision hereof, which shall remain in full force and effect so long as the economic or legal substance of the Offer and the agreements contained herein are not affected in any manner adverse to any party.

16. Counterparts.  This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Binding Effect.  This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Republic, you and the other indemnified parties, and each of your and their respective successors and assigns.  Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

18. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

19. Absence of Fiduciary Relationship.  The Republic acknowledges and agrees that:  (a) the Dealer Managers have been retained pursuant to this Agreement solely to act as Dealer Managers in connection with the Offer and that no fiduciary, advisory or agency relationship between the Dealer Managers, on the one hand, and the Republic, on the other hand, has been created in respect of this Agreement, irrespective of whether the Dealer Managers have advised or are advising the Republic on other matters; (b) the Republic has been advised that the Dealer Managers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Republic and that the Dealer Managers have no obligation pursuant to this Agreement to disclose such interests and transactions to the Republic by virtue of any fiduciary, advisory or agency relationship; and (c) the Republic waives, to the fullest extent permitted by law, any claims it may have against the Dealer Managers pursuant to this Agreement for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Dealer Managers shall have no liability (whether direct or indirect) to the Republic in respect of such a fiduciary duty claim on behalf of or in right of the Republic.

[SIGNATURE PAGE FOLLOWS]

Please indicate your willingness to act as Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

REPÚBLICA ORIENTAL DEL URUGUAY

By:  /s/ Fernando Lorenzo
      Name:  Fernando Lorenzo
      Title:  Minister of Economy and Finance

Accepted as of the date
first set forth above:

BNP PARIBAS SECURITIES CORP.

By:  /s/ Marcelo Delmar
       Name:  Marcelo Delmar
       Title:  Managing Director – Latin American – Debt Capital Markets

CITIGROUP GLOBAL MARKETS INC.

By:  /s/ Christopher Gilfond
Name:  M. Christopher Gilfond
Title:  Managing Director

SCHEDULE I

Eligible Bonds

USD 7.000% due April 2013
USD 7.875% due March 2014
USD 7.250% due May 2014
USD 7.500% due March 2015
USD 8.750% due June 2015
USD 7.625% due January 2017
USD 9.250% due May 2017
USD 8.000% due November 2022
USD 6.875% due September 2025
USD 7.875% due July 2027
USD 7.875% due January 2033
USD 7.625% due March 2036

Furthermore, (i) after giving effect to the Invitation and the cash tender offer for certain debt securities being conducted by Uruguay simultaneously with the Offer, the outstanding aggregate principal amount of the 8.000% Bonds due November 2022 will be at least US$500 million; (ii) after giving effect to the Offer, the outstanding aggregate principal amount of the 7.875% Bonds due January 2033 will be at least US$500 million; and (iii) after giving effect to the Offer, the outstanding aggregate principal amount of the 7.625% Bonds due March 2036 will be at least US$500 million.

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SCHEDULE II

List of Jurisdictions

(Pursuant to Section 2 of the Dealer Manager Agreement)

Belgium
European Economic Area
France
Germany
Italy
United Kingdom

S-2

ANNEX I

FORM OF OPINION OF COUNSEL TO THE
MINISTRY OF ECONOMY AND FINANCE OF THE REPUBLIC OF URUGUAY

 [●], 2011

BNP PARIBAS SECURITIES CORP.
787 Seventh Avenue
New York, New York 10019
United States of America

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013
United States of America

as the Dealer Managers
named in the Dealer Manager Agreement
referred to below

Ladies and Gentlemen:

This opinion is delivered to you pursuant to Section 9(f) of the Dealer Manager Agreement dated as of [●], 2012 (the “Dealer Manager Agreement”) between República Oriental del Uruguay (the “Republic”) and BNP Paribas Securities Corp. Citigroup Global Markets Inc. as the Dealer Managers under the Dealer Manager Agreement, relating to the Republic’s offer to holders of the outstanding bonds listed in Annex A hereto (the “Eligible Bonds”) to submit offers to exchange Eligible Bonds for its USD Global Bonds due 2045 (the “2045 Bonds”) on the terms and subject to the conditions set forth in the Dealer Manager Agreement and the prospectus supplement dated as of [●], 2012 (the “Prospectus Supplement”).  The 2045 Bonds will be issued pursuant to the Indenture, dated as of May 29, 2003, as supplemented prior to the Settlement Date (as defined below) (the “Indenture”), among the Republic, Banco Central del Uruguay (“Banco Central”), as the Republic’s financial agent, and the trustee named therein (the “Trustee”).  The Dealer Manager Agreement, the Indenture (together, the “Agreements”) and the 2045 Bonds are more fully described in the Registration Statement and Prospectus prepared by the Republic in connection with the Offer.  Unless otherwise defined herein, terms defined in the Dealer Manager Agreement are used herein as therein defined.

I have acted in my capacity as counsel to the Republic in connection with the Agreements and the Offer.  I or attorneys on my staff am or are familiar with the organization and affairs of the Republic, and its legal affairs are encompassed by my duties as counsel to the Republic.  In connection with this opinion I have examined:

(a) an executed copy of the Dealer Manager Agreement;

(b) the Registration Statement;

(c) the Prospectus;

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(d) the Indenture;

(e) the 2045 Bonds; and

(f) the Constitution of the Republic, the Decree and the Resolution;

and such other documents, agreements and instruments and such treaties, laws, rules, decrees and the like as I have deemed necessary as a basis for the opinions hereinafter expressed.

I have assumed for purposes of this opinion:  (i) that the Agreements and all other documents to be executed and delivered thereunder have been duly authorized (and, in the case of the Dealer Manager Agreement, executed and delivered) by the Dealer Managers and the Trustee, as the case may be, and that each such party has adequate power, authority and legal right to enter into each Agreement to which it is a party and to perform its obligations under each Agreement to which it is a party; (ii) the authenticity of all documents examined by me (and the completeness of, and conformity to, the originals of any copies thereof submitted to me) and the genuineness of all signatures; (iii) that the Dealer Manager Agreement has not been terminated by the Dealer Managers pursuant to Section 11 thereof; and (iv) that the execution, delivery and performance of the Agreements and the other documents and instruments provided for by the Agreements and the consummation of the transactions contemplated thereby, do not and will not contravene or breach, or result in a default under, or require any consent of any person under, any agreement or other document or instrument to which any of the parties to any thereof (other than Banco Central) is a party or by which it is bound.

Based upon the foregoing, I am of the opinion that:

1. The Republic has full power and authority to execute and deliver the Agreements and all other documents and instruments to be executed and delivered by the Republic thereunder, to incur the obligations to be incurred by it as provided therein and to perform and observe the provisions thereof on its part to be performed or observed and to issue the 2045 Bonds and to perform the terms thereof and to exchange Eligible Bonds for 2045 Bonds.

2. The exchange of Eligible Bonds for 2045 Bonds, the issuance of the 2045 Bonds and the execution and delivery of the Agreements and the 2045 Bonds by the Republic and all other documents to be executed and delivered by the Republic thereunder and the performance of its obligations thereunder and the execution of the Indenture by Banco Central in its capacity as financial agent of the Republic have been duly authorized by the Republic, and the Dealer Manager Agreement constitutes, and upon due execution, authentication, issuance and delivery, the 2045 Bonds will, and the Indenture does, constitute, legal, valid and binding obligations of the Republic in accordance with their respective terms, and will conform in all material respects to the description thereof contained in the Prospectus.

3. The execution, delivery and performance of the Agreement, the issuance, offer and delivery of the 2045 Bonds and the consummation of the other transactions contemplated by the Agreements (and compliance with the terms thereof) and the exchange of Eligible Bonds for 2045 Bonds do not and will not (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation or decree, or to the best of my knowledge after due inquiry, any judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) to the best of my knowledge after due inquiry, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any fiscal agency agreement, trust deed, contract, agreement or instrument to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective assets or properties are bound or (iii) to the best of my knowledge after due inquiry, result in the creation of any lien or encumbrance upon such properties or assets.

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4. No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in the Republic or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Agreements, or for the issue, exchange, delivery and performance of the 2045 Bonds as contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus, the consummation of the other transactions contemplated by the Agreements and the compliance by the Republic with the terms of the Agreements, or for the validity or enforceability of the Agreements against the Republic or for the authorization by the Republic or Banco Central to execute the Indenture as financial agent of the Republic, except the Decree that have been duly obtained and are in full force and effect on the date hereof and will be in full force and effect on the Settlement Date.

5. Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no pending or, to the best of my knowledge after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would individually or in the aggregate materially adversely affect the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Dealer Manager Agreement or the Indenture, or which are otherwise material in the context of the issue of the 2045 Bonds.

6. The execution and delivery and performance of the Agreement, the Indenture and the other documents referred to therein, and the issuance and exchange of the 2045 Bonds and performance of the terms thereof by the Republic constitute private and commercial acts rather than public or governmental acts.  Under the laws of the Republic, except as described in the Registration Statement, the Disclosure Package or the Prospectus, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise).  Any judgment against the Republic of a state or Federal court in the State of New York, United States of America, is capable of being enforced in the courts of the Republic in accordance with the laws of the Republic, provided that such judgment is ratified by the Uruguayan Supreme Court.  Such ratification will occur (i) if there exists a treaty with the country where such judgment was issued, pursuant to the provisions of such treaty, and (ii) in the absence of such treaty, if such judgment (1) complies with all formalities required for the enforceability thereof under the laws of the country where the same was issued, (2) together with related documents, has been translated into Spanish and satisfies the authentication requirements of Uruguayan law, (3) was issued by a competent court after valid service of process upon the parties to the action, (4) was issued after an opportunity was given to the defendant to present its defense, (5) is not subject to appeal and (6) is not against Uruguayan public policy.  The waiver of immunity, waiver of inconvenient forum and appointment of process agent by the Republic contained in Section 13 of the Dealer Manager Agreement, the consent by the Republic to the jurisdiction of the courts specified in such Section and the provisions in the Dealer Manager Agreement that the law of the State of New York shall govern the Dealer Manager Agreement are irrevocably binding on the Republic.  The waiver of immunity, waiver of inconvenient forum and appointment of process agent by the Republic contained in Section 9.7 of the Indenture and paragraph 15 of the terms and conditions of the 2045 Bonds (assuming they are issued substantially in the form bonds of the same series were initially issued), the consent by the Republic to the jurisdiction of the courts specified in such Section and paragraph and the provisions in such Section and paragraph that the law of the State of New York shall govern the Indenture and the 2045 Bonds will be irrevocably binding on the Republic upon due execution and delivery of the Indenture and the 2045 Bonds.

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7. After being translated into Spanish by an official translator, the Dealer Manager Agreement, and when duly executed and delivered the 2045 Bonds (assuming they are issued substantially in the form bonds of the same series were initially issued), will be in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic.

8. The Indenture is in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic.

9. There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Agreements (except for court fees and taxes incurred in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Agreements or of any other document to be furnished thereunder and neither is it necessary that the Agreements be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for court fees and taxes incurred in connection with enforcement proceedings).

10. The 2045 Bonds (assuming they are issued substantially in the form bonds of the same series were initially issued), when duly executed, authenticated, issued and delivered pursuant to the Offer and the Indenture, will be the direct, unconditional and unsecured obligations of the Republic; the full faith and credit of the Republic will be pledged for the due and punctual payment of the principal of, interest on, and any additional amount required to be paid with respect to the 2045 Bonds and the performance of the covenants therein contained; the 2045 Bonds will rank pari passu in priority of payment and in all other respects with all other Foreign Debt (as defined in the terms and conditions of the 2045 Bonds) of the Republic.

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11. The Agents are not subject to any taxes, duties or other governmental charges imposed by the Republic or by any political subdivision or taxing authority thereof or therein with respect to payments received by the Agents, as contemplated in the Agency Agreements.

12. When issued, the 2045 Bonds (assuming they are issued substantially in the form bonds of the same series were initially issued) and all payments thereon will be free and exempt from any and all taxes, duties or other charges of whatsoever nature of the Republic, except to the extent that such 2045 Bonds or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such 2045 Bonds or receiving payments thereon.

13. The Dealer Managers is not subject to any taxes, duties or other governmental charges imposed by the Republic or by any political subdivisions or taxing authority thereof or therein with respect to payments received by the Dealer Managers, as contemplated in the Dealer Manager Agreement.

14. It is not necessary under the laws of the Republic that the Dealer Managers be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of the Agreement, and the Dealer Managers will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Agreement.

15. All statements in the Registration Statement, the Disclosure Package and Prospectus with respect to the laws of the Republic are true and correct as of the date hereof and the information stated in the Registration Statement, the Disclosure Package and Prospectus with regard to the Republic has been included on the authority of the Republic and it is duly authorized to do so under the laws of the Republic.

16. The statements under the captions “Description of the Securities” and “Taxation” in the Base Prospectus and under the captions “Description of the Bonds” and “Taxation” in the Prospectus Supplement insofar as such statements constitute a summary of the documents or matters referred to therein, taken as a whole, are an accurate summary of such documents and matters.

17. Based upon due inquiry of officials of the Republic involved in the preparation of the Registration Statement, the Disclosure Package, and the Prospectus, I believe that the Registration Statement, the Disclosure Package and the Prospectus (except for financial information and other financial data contained or incorporated therein, as to which I express no belief), did not and do not, as of the date hereof contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at such dates, not misleading.

18. The laws of the Republic do not require any statute or regulation or legal or governmental proceeding, or any contract or document of the Republic of any character, to be described in the Registration Statement, the Disclosure Package and the Prospectus.

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My opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

The opinions expressed herein are limited to questions arising under the laws of the Republic.  This opinion letter is furnished to you in your capacity as Dealer Managers under the Dealer Manager Agreement or as Trustee under the Indenture, as applicable, and is solely for your benefit as such.  This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

__________________________________________________
[●]
Counsel to the Ministry of
Economy and Finance of the
Republic of Uruguay

Annex A

Eligible Bonds

USD 7.000% due April 2013
USD 7.875% due March 2014
USD 7.250% due May 2014
USD 7.500% due March 2015
USD 8.750% due June 2015
USD 7.625% due January 2017
USD 9.250% due May 2017
USD 8.000% due November 2022
USD 6.875% due September 2025
USD 7.875% due July 2027
USD 7.875% due January 2033
USD 7.625% due March 2036

Furthermore, (i) after giving effect to the Invitation and the cash tender offer for certain debt securities being conducted by Uruguay simultaneously with the Offer, the outstanding aggregate principal amount of the 8.000% Bonds due November 2022 will be at least US$500 million; (ii) after giving effect to the Offer, the outstanding aggregate principal amount of the 7.875% Bonds due January 2033 will be at least US$500 million; and (iii) after giving effect to the Offer, the outstanding aggregate principal amount of the 7.625% Bonds due March 2036 will be at least US$500 million.

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ANNEX II

FORM OF OPINION OF CLEARY GOTTLIEB

[Note:  separate 10b-5 letter to be provided]

[●], 2012

BNP PARIBAS SECURITIES CORP.
787 Seventh Avenue
New York, New York 10019
United States of America

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013
United States of America

Ladies and Gentlemen:

We have acted as special New York counsel to República Oriental del Uruguay (the “Republic”) in connection with the Republic’s invitation (the “Offer”) to holders of certain of its certain bonds as set forth on Schedule X hereto (the “Eligible Bonds”) to submit offers to exchange Eligible Bonds for its [●] Bonds due 2045 (the “2045 Bonds”) on the terms and subject to the conditions set forth in the Dealer Manager Agreement dated as of November [●], 2012 (the “Dealer Manager Agreement”) between the Republic BNP Paribas Securities Corp. and Citigroup Global Markets Inc. as the Dealer Managers under the Dealer Manager Agreement and the Prospectus Supplement (as defined below).  The 2045 Bonds are to be issued pursuant to registration statements (No. 333-151351 and No. 333-175764) initially filed with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”) and pursuant to an indenture (the “Indenture”) among the Republic, Banco Central del Uruguay, as the Republic’s financial agent (“Banco Central”), and The Bank of New York Mellon, as trustee (the “Trustee”), the form of which is incorporated by reference into the Registration Statement referred to below.  Such registration statements together, as of their respective most recent effective date, but excluding the documents incorporated by reference therein, are called the “Registration Statement;” the related prospectus dated June 20, 2008, included therein, is herein called the “Base Prospectus;” and the related prospectus supplement, as first filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Prospectus Supplement.” This opinion letter is furnished to you pursuant to Section 9(g) of the Dealer Manager Agreement.  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Dealer Manager Agreement.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a) an executed copy of the Dealer Manager Agreement;

(b) the Registration Statement, and the documents incorporated by reference therein;

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(c) the Base Prospectus and the Prospectus Supplement, and the documents incorporated by reference therein;

(d) an executed copy of the Indenture;

(e) the form of the 2045 Bonds; and

(f) the documents delivered to you by the Republic on the date hereof pursuant to the Dealer Manager Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Republic and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified (i) that all signatures on all such agreements and documents are genuine and (ii) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Republic in the Dealer Manager Agreement) and (iii) that the 2045 Bonds will conform to the forms thereof that we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Dealer Manager Agreement has been duly executed and delivered by the Republic under the law of the State of New York.

2. The Indenture has been duly executed and delivered by each of the Republic and Banco Central under the law of the State of New York and is a valid, binding and enforceable agreement of each of the Republic and Banco Central.

3. The 2045 Bonds, when duly executed and delivered by the Republic under the law of the State of New York, and when duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered in exchange for Eligible Bonds in the manner contemplated by the Prospectus Supplement, will be valid and binding obligations of the Republic and entitled to the benefits of the Indenture.

4. The statements set forth under the heading “Description of the Securities” in the Base Prospectus and “Description of the Bonds” in the Prospectus Supplement, taken together, insofar as such statements purport to summarize certain provisions of the 2045 Bonds and the Indenture, provide a fair summary of such provisions, and the statements made in the Base Prospectus and the Prospectus Supplement under the heading “Taxation,” taken together, insofar as such statements purport to summarize certain United States federal income tax consequences of an investment in the 2045 Bonds pursuant to the Offer, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the 2045 Bonds.

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5. The making of the Offer, the issuance and sale of the 2045 Bonds pursuant to the Offer, and the performance by the Republic of its obligations under the Dealer Manager Agreement, do not require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act (but we express no opinion relating to any state securities or Blue Sky laws).

6. Assuming validity under the laws of Uruguay, under the laws of the State of New York relating to submission to jurisdiction, the Republic has, pursuant to Section 13(b) of the Dealer Manager Agreement and Section 9.7(b) of the Indenture (i) validly and irrevocably submitted to the personal jurisdiction of any New York State or United States federal court located in The City of New York, in any action in connection with the Dealer Manager Agreement, the Indenture and the 2045 Bonds, (ii) to the fullest extent permitted by law, validly and irrevocably appointed CT Corporation System as its authorized agent but solely for the purposes and subject to the limitations described in Section 13(b) of the Dealer Manager Agreement and Section 9.7(b) of the Indenture and (iii) validly and irrevocably waived the defense of an inconvenient forum to the maintenance of such action or proceeding and any right to jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic or Banco Central, as the case may be.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Republic or Banco Central, (i) we have assumed that the Republic, Banco Central and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic or Banco Central regarding matters of the federal law of the United States or the law of the State of New York that in our experience would normally be applicable with respect to such agreement or obligation), (ii) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (iii) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We express no opinion as to the enforceability of the provisions of the 2045 Bonds providing for the indemnity by one party to another party thereto against any loss in obtaining the currency due to such other party from a court judgment in another currency.

The enforceability in the United States of the waiver by the Republic of its immunities from court jurisdiction and from legal process, as set forth in Section 13(d) of the Dealer Manager Agreement and Section 9.7(d) of the Indenture is subject to the limitations imposed by the Foreign Sovereign Immunities Act of 1976.  We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which the Republic may become entitled after the date hereof.

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We also note that the designations in Section 13(b) of the Dealer Manager Agreement and Section 9.7(b) of the Indenture of the United States federal courts located in the Borough of Manhattan, The City of New York, as the venue for actions or proceedings relating to the Dealer Manager Agreement, the Indenture or the 2045 Bonds, respectively, are (notwithstanding the waivers in Section 13(b) of the Dealer Manager Agreement and Section 9.7(b) of the Indenture) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We are furnishing this opinion letter to you, as Dealer Managers, solely for your benefit in connection with the Offer.  This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted, or otherwise referred to for any other purpose.  We assume no obligation to advise you or any other person, or make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By: ____________________________________
                  [•], a Partner

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